UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):May 19, 2011

SONORA RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-54268	27-1269503
(State or Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Cerro del Padre # 11
Rinconada de los Pirules,
Guadalupe, Zacatecas
Mexico, 98619
(Address of principal executive office)

702.509.5049
(Registrant’s telephone number, including area code

3120 S. Durango Drive, Suite 305, Las Vegas, NV 89117-4454
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement.

Reference is hereby made to the information set forth under Item 2.03 of this Current Report on Form 8-K. The disclosure contained in Item 2.03 is hereby incorporated by reference in its entirety into this Item 1.01.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 19, 2011, Sonora Resources Corp., a Nevada corporation (the “Company”), executed and delivered to Coventry Capital LLC (“Holder”) a Convertible Demand Promissory Note (the “Note”) in the principal amount of $200,000 in favor of Holder with simple interest of 10% per annum payable in arrears.  Pursuant to the terms and conditions of the Note, the unpaid principal of the Note and any accrued and unpaid interest thereon (“Debt”) shall be immediately due and payable by the Company upon the earlier of (i) written demand by Holder at any time, or (ii) May 19, 2013 (the “Maturity Date”).  Holder may convert the Debt, in whole but not in part, into shares of the Company’s common stock at a price of $0.25 per share, subject to certain adjustments as set forth in the Note, at anytime on or before the Maturity Date.  The Company may repay the Note in full at any time without penalty or premium.

The foregoing description of the Note is qualified in its entirety by reference to the complete terms and conditions of the Note, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference into this Item 2.03.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description

10.1	Convertible Demand Promissory Note dated May 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonora Resources Corp.

Dated: May 24, 2011	By:	/s/ Juan Miguel Ríos Gutiérrez

Juan Miguel Ríos Gutiérrez
President, Chief Executive Officer, Chief Financial
Officer and Director